UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 10, 2015

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1778 McCarthy Blvd

Milpitas, California 95035

(Address of principal executive offices)

(408) 262-9003

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   On July 10, 2015, Mark Bonney formally confirmed to Sigma Designs, Inc. (the “Company”) his decision not to stand for re-election to the Board of Directors (the “Board”) at the Company’s Annual Meeting of Shareholders to be held on August 20, 2015 (the “Annual Meeting”). Mr. Bonney will continue to serve as a director until the Annual Meeting.

(e)   On July 10, 2015, the Compensation Committee of the Board completed its comprehensive review of the Company’s executive officer compensation policies and programs for fiscal 2016. This review consisted, among other things, of a review of the Company’s executive officer compensation philosophy, pay practices, the implementation of an executive incentive compensation plan, a review of market comparable data and the use of an independent compensation consultant. In connection with this review, the Compensation Committee approved the final form of executive severance agreement to be entered into with each of the Company’s named executive officers. In connection with this approval, the Compensation Committee approved the following severance and change in control benefits:

●

For the Company’s Chief Executive Officer, the Company will pay 12 months of base salary and benefits, the payout of the eligible bonus amount in the fiscal year in which he is terminated and 12 months of accelerated vesting on all outstanding equity awards, if terminated under specific circumstances prior to a change in control. If the Company’s Chief Executive Officer is terminated under specified circumstance within 18 months following a change in control, then the Chief Executive Officer will be paid severance equal to 24 months of his base salary and benefits, the payout of two times the full eligible bonus amount in the fiscal year in which he is terminated and accelerated vesting in full of all outstanding equity awards.

●

For the Company’s Chief Financial Officer and its Senior Vice President, Chief Marketing and Sales Officer, the Company will pay six months of base salary and benefits, the payout of fifty percent (50%) of the eligible bonus amount in the fiscal year in which he is terminated and six months of accelerated vesting on all outstanding equity awards, if terminated under specific circumstances prior to a change in control. If the officer is terminated under specified circumstance within 18 months following a change in control, then such officer will be paid severance equal to 12 months of his base salary and benefits, the payout of the full eligible bonus amount in the fiscal year in which he is terminated and accelerated vesting in full of all outstanding equity awards.

●	The form of executive severance agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

In addition, the Compensation Committee approved equity incentive awards to our named executive officers that are intended to align their interests with those of our shareholders and as an incentive to help the Company retain the services of its named executive officers. As a result, all of the restricted stock unit awards vest over a four-year period, with one-fourth of the total number of shares vesting on the one-year anniversary from the vesting start date, and the remaining shares vesting in equal quarterly installments thereafter. The Compensation Committee approved a restricted stock unit award of 80,000 shares to the Company’s Chief Executive Officer and 27,000 shares to each of its Chief Financial Officer and Senior Vice President, Chief Marketing and Sales Officer.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 10, 2015, the Board approved an amendment to the By-Laws of the Company, which amendment shall become effective immediately following the completion of the Annual Meeting.  The Company’s By-Laws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Shareholders. In order to nominate a candidate for director, a shareholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws currently in effect provide that the Company must have received the shareholder’s notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the meeting. The amendment to the By-Laws approved by our Board of Directors on July 10, 2015, which will become effective following the Annual Meeting, provides that in order to be timely, the Company must have received the shareholder’s notice no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the annual meeting from the prior year; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty days from the one-year anniversary of the date of the previous year’s meeting, notice by the shareholder to be timely must be so received not later than the close of business on the later of 120 days in advance of such meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made.

A copy of the Amendment to the By-laws of the Company is filed with this Form 8-K and attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description

3.1	Amendment to By-Laws approved on July 10, 2015 and to become effective immediately following the Company’s Annual Meeting of Shareholders to be held on August 20, 2015.

10.1	Form of Executive Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2015		SIGMA DESIGNS, INC.

	By:	/s/ Thinh Q. Tran
Thinh Q. Tran President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

3.1	Amendment to By-Laws approved on July 10, 2015 and to become effective immediately following the Company’s Annual Meeting of Shareholders to be held on August 20, 2015.

10.1	Form of Executive Severance Agreement.